EXHIBIT 5.1

                      SMITH HELMS MULLISS & MOORE, L.L.P.


                                 April 2, 1998

Unifi, Inc.
7201 West Friendly Avenue
Greensboro, North Carolina 27419

         RE:     REGISTRATION STATEMENT ON FORM S-4 RELATED TO OFFER TO EXCHANGE
6 1/2% NOTES DUE 2008,
            SERIES B, FOR ANY AND ALL 6 1/2% NOTES DUE 2008

Ladies and Gentlemen:

     We have acted as special counsel to Unifi, Inc., a New York corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on April 2, 1998, of $250,000,000 aggregate principal amount of the Corporation's 6 1/2% Notes due 2008, Series B (the "New Notes"). The New Notes are to be offered pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the Corporation's issued and outstanding 6 1/2% Notes due 2008 (the "Existing Notes") and are issued as a single series under an Indenture, dated as of February 5, 1998, as supplemented by resolutions of the Executive Committee of the Corporation's Board of Directors dated March 30, 1998 (the "Indenture"), by and between the Corporation and First Union National Bank, as trustee (the "Trustee"). This opinion letter is Exhibit 5.1 to the Registration Statement.

     As such counsel, we have examined and are familiar with originals or photocopies or certified copies of such records of the Corporation, certificates of officers of the Corporation, and public officials, and such other documents as we have deemed relevant or necessary as the basis for the opinions set forth below. In such examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such copies. We have relied upon statements of fact contained in documents that we have examined in connection with our representation of the Corporation. We have also relied on an opinion of counsel licensed to practice law in the State of New York as to matters of law in that State.

     Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed by the Corporation and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered against receipt of the Existing Notes in accordance with the terms of the Exchange Offer, then the New Notes will be valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We are licensed to practice law in the State of North Carolina and the United States of America. In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the State of North Carolina and the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction.

     We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the New Notes and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ SMITH HELMS MULLISS & MOORE, L.L.P.